Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 15, 2006 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among Speedway Motorsports, Inc., a Delaware corporation (“SMI”), and Speedway Funding, LLC, a Delaware limited liability company) (“Speedway Funding” and together with SMI, the “Borrowers”), the subsidiaries and related parties identified as Guarantors on the signature pages hereto, the Lenders identified on the signature pages hereto, Bank of America, N.A., a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Wachovia Bank, National Association, as Syndication Agent (in such capacity, the “Syndication Agent”), Calyon New York Branch (successor in interest to Credit Lyonnais New York Branch) and SunTrust Bank, as the Documentation Agents (in such capacity, the “Documentation Agents”), and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

WITNESSETH

WHEREAS, a $300 million credit facility has been extended to the Borrowers pursuant to the terms of that Credit Agreement dated as of May 16, 2003, as amended as of November 7, 2003, March 15, 2005 and as of December 2, 2005 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the subsidiaries and related parties identified as guarantors therein, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Credit Lyonnais, New York Branch, Fleet National Bank, and SunTrust Bank, as the Documentation Agents, and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the requested modifications require the approval of the Lenders;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended in the following respects:

(a) The definition of “Material Subsidiary” in Section 1.1 is amended to read as follows:

“ “Material Subsidiary” means any wholly owned Subsidiary whose assets constitute more than 5% of the consolidated assets of Speedway Motorsports and its consolidated Subsidiaries as of the end of the immediately preceding fiscal quarter or that generates more than 5% of the Consolidated EBITDA of Speedway Motorsports and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter. Notwithstanding the foregoing in no event shall an Unrestricted Subsidiary be deemed to be a Material Subsidiary.”

(b) The definition of “Permitted Investments” in Section 1.1 is amended to read as follows:

“ “Permitted Investments” means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Credit Party or Subsidiary in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by any Credit Party or Subsidiary in settlement of accounts receivable (created in the ordinary course of business) from insolvent obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1C; (v) Guaranty Obligations permitted by Section 8.1, (vi) Permitted Motorsports Transactions or other acquisitions permitted by Section 8.4(c); (vii) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $500,000 at any one time outstanding for Speedway Motorsports and all of its Subsidiaries taken together; (viii) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 8.4; (ix) Intercompany Indebtedness; (x) Capital Stock or other securities of any Person which is traded on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Paris Bourse or NASDAQ, provided the aggregate basis at any one time in such Investments does not exceed $2,500,000 and such investments have not been purchased on margin; (xi) loans or advances to Persons to the extent necessary to enable them to pay taxes, fees and other expenses as and when required to maintain liquor licenses provided such loans or advances (A) are customary in Speedway Motorsports’ business and (B) the aggregate principal amount outstanding at any one time of such loans or advances does not exceed $2,000,000; (xii) other investment grade Investments (at least a BBB-and Baa3 rating (or the equivalent thereof) by S&P and Moody’s) with a maturity of less than five years provided such Investments do not exceed $40,000,000 in the aggregate (including, without limitation, privately offered, unregistered funds provided the fund has a AAA rating (or the equivalent thereof) or better by S&P or Moody’s); (xiii) non-investment grade Investments with a maturity of less than three years (and non-investment grade open end mutual funds) provided such Investments do not exceed $10,000,000 in the aggregate; and (xiv) additional Investments in Oil-Chem, or Investments in NewCo or any Unrestricted Subsidiary, provided such additional Investments do not in the aggregate exceed $50,000,000 (it being agreed that Investments made pursuant to this clause may be in the form of the contribution of contractual rights to purchase or sell Petroleum Products, as that term is defined in Section 8.3).”

(c) The definition of “Subsidiary” in Section 1.1 is amended to read as follows:

“ “Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Unless otherwise provided, “Subsidiary” shall mean a subsidiary of Speedway Motorsports. The term “Subsidiary” shall not include any Unrestricted Subsidiaries.”

(d) New definitions for “NewCo”, “Oil-Chem” and “Unrestricted Subsidiaries” are added to Section 1.1 in correct alphabetical order to read as follows:

“ “NewCo” means a direct or indirect subsidiary of Oil-Chem formed with the intention of purchasing and selling Petroleum Products and which may be formed under the laws of a jurisdiction outside of the United States.

“Oil-Chem” means Oil-Chem Research Corporation, an Illinois corporation.

“Unrestricted Subsidiaries” means, collectively, Oil-Chem, NewCo and each subsidiary thereof.”

(e) Section 8.3 is amended to read as follows:

“ 8.3 Nature of Business.

None of the Credit Parties or their Subsidiaries will substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date; provided, however, Speedway Motorsports (but no other Credit Party), may purchase and sell crude and refined bulk petroleum and related products (“Petroleum Products”). The activities of Speedway Motorsports with respect to the purchase and sale of Petroleum Products will be limited solely to entering into contracts with the parties identified on Schedule 8.3 and, should Speedway Motorsports so elect, the subsequent assignment of such contracts to an Unrestricted Subsidiary. The activities of Speedway Motorsports pursuant to this Section 8.3 shall be deemed to be within the ordinary course of business for these entities.”

(f) A new Schedule 8.3 is added to the Credit Agreement in the form attached hereto.

2. Consent to Sale of Jim Russell Group. The Administrative Agent and the Lenders consent to the sale by SPR, LLC of all of the capital stock in Jim Russell Group, Inc.

3. Consent to Conversions. The Administrative Agent and the Lenders consent to the conversion from corporate status to limited liability company status in their respective initial states of domicile for each of Atlanta Motor Speedway, Inc., Bristol Motor Speedway, Inc., Las Vegas Motor Speedway, Inc. and SPR, Inc.

4. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Credit Parties and the Required Lenders; and

(b) receipt by the Administrative Agent of all other fees and expenses owing in connection with this Amendment.

5. Representations and Warranties. Each of the Credit Parties hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

6. Acknowledgments, Affirmations and Agreements. Each of the Credit Parties (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents.

7. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

8. Expenses. The Borrowers jointly and severally agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent’s legal counsel.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

10. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	SPEEDWAY MOTORSPORTS, INC.,
a Delaware corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	VP

SPEEDWAY FUNDING, LLC,
a Delaware limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President

[Signatures Continue]

GUARANTORS:	600 RACING, INC.,
a North Carolina corporation
ATLANTA MOTOR SPEEDWAY, LLC,
a Georgia limited liability company
BRISTOL MOTOR SPEEDWAY, LLC,
a Tennessee limited liability company
CHARLOTTE MOTOR SPEEDWAY, LLC,
a North Carolina limited liability company
INEX CORP.,
a North Carolina corporation
LAS VEGAS MOTOR SPEEDWAY, LLC,
a Delaware limited liability company
MOTORSPORTS BY MAIL, LLC
a North Carolina limited liability company
NEVADA SPEEDWAY, LLC,
a Delaware limited liability company
SMI TRACKSIDE, LLC,
a North Carolina limited liability company
SMISC HOLDINGS, INC.,
a North Carolina corporation
SPEEDWAY MEDIA, LLC,
a North Carolina limited liability company
SPEEDWAY PROPERTIES COMPANY, LLC,
a Delaware limited liability company
SPEEDWAY SONOMA, LLC,
a Delaware limited liability company
SPR, LLC, a Delaware limited liability company
TEXAS MOTOR SPEEDWAY, INC.,
a Texas corporation
TRACKSIDE HOLDING CORPORATION,
a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	VP

SPEEDWAY SYSTEMS LLC,
a North Carolina limited liability company

	By:	SPR, LLC,
its manager

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	VP

[Signatures Continue]

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent

	By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Tucker S. Sampson
	Name:	Tucker S. Sampson
	Title:	Managing Director

BANK OF THE WEST

	By:	/s/ Sidney Jordan
	Name:	Sidney Jordan
	Title:	Vice President

CAROLINA FIRST

	By:	/s/ Charles D. Chamberlain
	Name:	Charles D. Chamberlain
	Title:	Executive Vice President

COMERICA BANK

	By:	/s/ Chris Stergiadis
	Name:	Chris Stergiadis
	Title:	Vice President

CALYON NEW YORK BRANCH (successor in interest to Credit Lyonnais New York Branch), in its capacity as Documentation Agent and as a Lender

	By:	/s/ David Cagle
	Name:	David Cagle
	Title:	Managing Director

	By:	/s/ Brian Myers
	Name:	Brian Myers
	Title:	Managing Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Gerald Hallenbeck
Name:	Gerald Hallenbeck
Title:	Regional President

FIRSTRUST BANK

By:	/s/ Kent D. Nelson
Name:	Kent D. Nelson
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sean Golden
Name:	Sean Golden
Title:	AVP

RBC CENTURA BANK

By:	/s/ David Faris
Name:	David Faris
Title:	Officer

REGIONS BANK

By:	/s/ Elaine B. Passman
Name:	Elaine B. Passman
Title:	Vice President

SOVEREIGN BANK

By:	/s/ William R. Weiller
Name:	William R. Weiller
Title:	EVP/Managing Director

SUNTRUST BANK, in its capacity as Documentation Agent and as a Lender

By:	/s/ Thomas F. Parrott
Name:	Thomas F. Parrott
Title:	Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ William J. Hronek
Name:	William J. Hronek
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Syndication Agent and as a Lender

By:	/s/ Douglas T. Davis
Name:	Douglas T. Davis
Title:	Director

[Signatures Continue]

Schedule 8.3

SPEEDWAY CONTRACTS

ARAMCO – Saudia Arabia

ADNOC – United Arab Emirates

ENOC - United Arab Emirates

KPC - Kuwait

Rosneft/Russnest/Rusoil – Russia (Old Yukos)

Lukoil/Latasco - Russia